Exhibit 10.58

Agreement No.: YHZL (09) 02ZL024-ZY001

Equity Pledge Agreement

between

AVIC I International Leasing Co., Ltd.

(the Pledgee)

and

Henan Shuncheng Group Coal Coke Co., Ltd.

(the Pledgor)

Equity Pledge Agreement

This Equity Pledge Agreement (the "Agreement") is entered into on November 3rd, 2009 in Shanghai by and between:

The Pledgee (the Lessor): AVIC I International Leasing Co., Ltd.
Legal Representative: Zhang Yu'an
Legal Address: 23 Floor CATIC Tower, 212 Jiangning Road, Jing'an District, Shanghai City.
Telephone: 021-52895388
Fax: 021-52895389
Postcode: 200041

The Pledgor (the Lessee): Henan Shuncheng Group Coal Coke Co., Ltd.
Legal Representative: Wang Xinshun
Registered Address: Tongye Town North, Anyang County, Anyang City, Henan Province.
Legal Address: Tongye Town North, Anyang County, Anyang City, Henan Province.
Telephone and Fax: 0372-3206736
   0372-3206721

WHEREAS:

(1)	The Pledgor holds 9.27% of the equity in Anyang Commercial Bank Co. Ltd.. and
(2)	No prohibition rule for equity transfer is specified in the articles of association of Anyang Commercial Bank Co. Ltd..

AVIC I International Leasing Co., Ltd. (the Pledgee / Lessor), a company registered and organized under the laws of PRC, with its current business address at 23rd Floor, 212 Jiangning Road, Jing'an District, Shanghai City.; and

Henan Shuncheng Group Coal Coke Co., Ltd. (Lessee), a company registered and organized under the laws of PRC, with its current business address at Tongye Town North, Anyang County, Anyang City, Henan Province.

AVIC I International Leasing Co., Ltd. (the Pledgee / Lessor) and Henan Shuncheng Group Coal Coke Co., Ltd. (the Lessee) entered into a Financial Leasing Agreement (the "Leasing Agreement", together with the leasing list under the Leasing Agreement are collectively referred as the "Lease") with the reference number of YHZL (09) 02ZL024 on November 3rd, 2009, the Pledgee (the Lessor) agreed to provide Henan Shuncheng Group Coal Coke Co., Ltd. (the Lessee) with the financing leasing service in accordance with the Lease.

In order to ensure the performance of the Lease between the Pledgee (the Lessor) and Henan Shuncheng Group Coal Coke Co., Ltd. (the Lessee), the Pledgor pledges all of its equity in Anyang Commercial Bank Co. Ltd. for all the debts owed by Henan Shuncheng Group Coal Coke Co., Ltd. (the Lessee) to the Pledgee (the Lessor).

In order to perform the provisions in the Financial Leasing Agreement (with the reference number of YHZL (09) 02ZL024) between the Pledgee and Henan Shuncheng Group Coal Coke Co., Ltd. (the Lessee), through negotiation, the Pledgee (the Lessor) and the Pledgor enter into this Agreement under the following terms.

1.	Definition

Unless otherwise stipulated in this Agreement, the following terms shall have the meaning as follows:

1.1	Right of Pledge: means all the contents listed in Article 2 of this Agreement.

1.2	Pledged Equity: means the 9.27% of the equity in Anyang Commercial Bank Co. Ltd. that the Pledgor legally holds, which is 9.27% of all the equity in Anyang Commercial Bank Co. Ltd..

1.3	Period of Pledge: means the period provided in Article 4.1 of this Agreement.

1.4
Financing Leasing Agreement: means the Financial Leasing Agreement entered into by and between Henan Shuncheng Group Coal Coke Co., Ltd. (the Lessee) and the Pledgee (the Lessor) on _____, 2009 (with the reference number of YHZL (09) 02ZL024).

1.5	Event of Default: means any cases listed in Article 8 of this Agreement.

1.6	Notice of Default: means the notice that declaring the Event of Default sent by the Pledgee (the Lessor) in accordance with this Agreement.

2.	Pledge

2.1
The Pledgor pledges the 9.27% of the equity in Anyang Commercial Bank Co. Ltd. that it legally holds to the Pledgee (the Lessor), as a pledge guarantee for all the debts owed by Henan Shuncheng Group Coal Coke Co., Ltd. (the Lessee) to the Pledgee (the Lessor).

2.2	The Right of Pledge means the Pledgee have the priority to get paid out of proceeds from sale, auction, and disposal of such Equity.

3.	Scope of Pledge Guarantee

The scope of pledge guarantee of the Pledgee is all creditor's right of the Pledgee (as the Lessor) under the Lease, including but not limited to the following:
1)
All payable lease amounts (including but not limited to all the rent, lease management fee for each period, good price in name, insurance fee and all the proportion of payable amount increased at times according to the Lease) with the total amount of RMB Seventy-three Million One Hundred and Thirty-four Thousand Five Hundred and Ten Yuan and Fifty-seven Cent (￥73,134,510.57).

2)	Delay of performance penalty;
3)	Compensation for damages;
4)	Expenses of the Pledgee (the Lessor) for ensuring or enforcing its rights and interests;
5)
The payment or other obligation of any nature that shall be assumed by Henan Shuncheng Group Coal Coke Co., Ltd. (the Lessee) to the Pledgee (the Lessor) if the Lease is terminated in advance (except the repayment in advance as provided in the Lease), became invalid or cannot be executed for any reason.

4.	Period of Pledge

4.1
The Period of Pledge under this Agreement shall commence on the effective date of the Leasing Agreement until two years after the expiration date of the performance period of the debts under the Lease.

4.2
During the Period of Pledge, if Henan Shuncheng Group Coal Coke Co., Ltd. (the Lessee) fails to perform according to the provisions in the Financing Leasing Agreement, the Pledgee is entitled to dispose the Right of Pledge according to this Agreement and relevant PRC laws and regulations.

5.	Keeping of Certificate for Right of Pledge

5.1
During the Period of Pledge provided in this Agreement, the Pledgor shall sign or cause Anyang Commercial Bank Co. Ltd. to sign the capital contribution certificate and list of shareholders, and delivers such duly signed documents to the Pledgee.  The Pledgee will keep such documents during the Period of Pledge provided in this Agreement.

6.	Representations and Warranties of the Pledgor

6.1
The Pledgor is the legal owner of the Pledged Equity.  No prohibition rule for equity transfer is specified in the articles of association of Anyang Commercial Bank Co. Ltd., and such articles of association will not be amended by the board of shareholders of Anyang Commercial Bank Co. Ltd. to prohibit equity transfer.

6.2	The Pledgor is obligated to assist in conducting necessary registration issues for the equity pledge.

6.3	Whenever the Pledgee executes its right as the pledgee according to this Pledge Agreement, it will not be interposed by any other party.

6.4	The Pledgee is entitled to dispose and transfer the Right of Pledge according to this Agreement.

6.5	Except the Pledgee, the Pledgor has not set any other pledge or encumbrance for any third party in the Pledge.

7.	Covenants of the Pledgor

7.1	During the valid period of this Agreement, the Pledgor covenants to the Pledgee that it will:
7.1.1	The Pledgor will not transfer the equity or set or allow any pledge or any other guarantee that may affect the right and interest of the Pledgee without prior written consent of the Pledgee;
7.1.2
The Pledgor will comply with all the laws and regulations related to pledge of rights.  If the Pledgor receives any notice, instruction or advice regarding the Right of Pledge from relevant competent authority, it shall bring forth such notice, instruction or advice to the Pledgee within 5 working days and comply such notice, instruction or advice or make comments or representations to such notice, instruction or advice according to the reasonable request or with consent of the Pledgee.

7.1.3
The Pledgor will promptly inform the Pledgee any event or notice it received that may affect the equity interest or any right on such equity interest or the performance of obligation by the Pledgor under this Agreement or change any warranties or obligations of the Pledgor under this Agreement.

7.2
The Pledgor agrees that the exercise of the right of Pledgee on the pledge under this Agreement shall not be interrupted or disturbed through legal proceedings by the Pledgor, the successor or the trustee of the Pledgor, or any other party.

7.3
The Pledgor covenants to the Pledgee that with regards to the pledge for all the debts owed by Henan Shuncheng Group Coal  Coke Co., Ltd. (the Lessee) to the Pledgee (the Lessor) under the Lease, the Pledgor will honestly sign and cause all other interested parties to sign all the entitlement certificate, deed required by the Pledgee, and / or perform and cause all other interested parties to perform the actions required by the Pledgee, and provide convenience for the exercise of the right and authorization of the Pledgee under this Agreement, sign all relevant documents for the change of certificate of equity interest with the Pledgee or the person (natural person / legal person) designated by the Pledgee, and provide the Pledgee with all relevant notice, order, or decision as deemed necessary by the Pledgee within reasonable period.

7.4
The Pledgor covenants to the Pledgee that the Pledgor will comply all of its covenants, undertakings, agreements, representations and conditions for the interest of the Pledgee.  If the Pledgor fails to perform or fully perform its covenants, undertakings, agreements, representations or conditions, it shall compensate all the losses of the Pledgee caused by such failure.

7.5
If the Right of Pledge is not settled or became invalid for any of the following reasons, the Pledgor shall provide a joint liability guarantee for the debt owed by the Pledgor to the Lessor under the Lease:

(1)	The Pledgor does not set up the Right of Pledge according to this Agreement;
(2)	Any of the representation, warranty, or covenant of the Pledgor is unreal;
(3)	Other reasons caused by the Pledgor.

7.6
The Pledgor irrevocably agrees that it waives all of its preferential right to purchase the equity from the other shareholders of Anyang Commercial Bank Co. Ltd. if such equity is pledged to the Pledgee and the Pledgee exercises its right of pledge.

8.	Event of Default

8.1	Any of the following events shall be deemed as an Event of Default:
8.1.1	Henan Shuncheng Group Coal Coke Co., Ltd. (the Lessee) fails to pay the Pledgee (the Lessor) all payable lease amount and other payable amounts under the Lease on time and in full;
8.1.2
Any of the representations or warranties of the Pledgor in Article 6 of this Agreement is materially misleading or inaccurate, and / or the Pledgor violates its representations and warranties in Article 6 of this Agreement;

8.1.3	The Pledgor violates its covenants in Article 7 of this Agreement;
8.1.4	The Pledgor violates any article in this Agreement;
8.1.5	The Pledgor gives up the Pledged Equity or transfer the Pledged Equity without written consent of the Pledgee;
8.1.6
Any of the loans, guarantees, compensations, undertakings or other repayment liabilities are (1) requested to be repaid or performed in advance caused by breach of Agreement; or (2) became due but cannot be repaid or performed on time, which the Pledgee deems the capacity of the Pledgor to perform its obligation under this Agreement has been affected;

8.1.7	The Pledgor fails to repay its general debts or other debts;
8.1.8
If any of the necessary consent, permission, approval, or authorization of the government that are required to make this Agreement enforceable, legal, or valid, is revoked, suspended, materially amended or became invalid;

8.1.9
If any of the consent, permission, approval, or authorization of the government that are required to make this Agreement enforceable, legal, or valid, is revoked, suspended, materially amended or became invalid;

8.1.10	Any adverse changes to the property of the Pledgor, which the Pledgee deems the capacity of the Pledgor to perform its obligation under this Agreement has been affected;
8.1.11
The successor or representative of Henan Shuncheng Group Coal & Coke Co., Ltd. (the Lessee) refuses to perform or only performs part of the payment liabilities to the Pledgee (the Lessor) under the Financial Leasing Agreement (with the reference number of YHZL (09) 02ZL024);

8.1.12	Other cases that make the Pledgee unable to perform its Right of Pledge according to laws and regulations.

8.2
If the Pledgor acknowledges or discovers the occurrence any events in Section 8.1 of this Article or any other events which may leads the above events, it shall promptly notice the Pledgee in written form.

8.3
The Pledgee may send out a Notice of Default to the Pledgor in writing at any time after the occurrence of the Event of Default, requesting the Pledgor to repay all the outstanding payable leasing amounts and other payable amounts under the Financial Leasing Agreement or dispose the Right of Pledge according to Article 9 of this Agreement.  The pledgor shall assume the guarantee liability to the Pledgee within 5 business days after receiving such Notice of Default.  If the Pledgor delays its performance of guarantee liability, the guarantor shall pay the delay of performance penalty to the creditor (the Lessor).  The delay of performance penalty shall be calculated on the basis of the delayed amount and the delayed days between the agreed payment day and the actual payment day, with 0.1% of the delayed amount for each delayed day.

9.	Exercise of Right of Pledge

9.1
The Pledgor shall not transfer the Pledged Equity unless all the payable leasing amounts and other payable amounts under the Financial Leasing Agreement are fully paid off and the written consent of the Pledgee is obtained;

9.2	The Pledgee shall send out a notice to the Pledgor when the Pledgee exercise the Right of Pledge;

9.3
The Pledgee is entitled to convert all or part of the Pledged Equity into money, or have the priority to get paid out of proceeds from sale or auction of such Pledged Equity, until all the payable leasing amounts and other payable amounts under the Financial Leasing Agreement are fully paid off.

9.4
The Pledgor shall not settle any barrier if the Pledgee disposes its Right of Pledge according to this Agreement, and shall provide necessary assistance to help the Pledgee exercising its Right of Pledge.

10.	Assignment

10.1	Without prior consent of the Pledgee, the Pledgor shall not assign any of its rights or obligations under this Agreement to any party.

10.2	This Agreement is binding to the Pledgor and its successor.

10.3
The Pledgee may assign any or all of its right or obligations under the Lease to any third party (natural person / legal person) at any time, in this situation, the assignee shall enjoy and assume all of the rights and obligations of the Pledgee under this Agreement, as if it is a Party of this Agreement.  If the Pledgee assigns the rights and obligations under the Financial Leasing Agreement, the Pledgor shall sign related agreement and / or documents as may be required by the Pledgee.

11.	Termination

This Agreement will be terminated if all payable leasing amounts and other payable amounts under the Financial Leasing Agreement are fully paid off and Henan Shuncheng Group Coal Coke Co., Ltd. (the Lessee) does not assume any obligation under the Financial Leasing Agreement.

12.	Handling Fee and Other Expenses

12.1
All the relevant fees and actual expenses related to this Agreement, including but not limited to legal fees, raw materials fees, stamp tax and any other tax and expenses shall be assumed by the Pledgor.  If the Pledgee shall pay relevant fees and tax according to law, the Pledgor shall compensate the Pledgee for all the fees and tax the Pledgee has already paid.

12.2
If the Pledgor fails to pay any payable tax or fees according to this Agreement or for other reasons, the Pledgee claims such tax or fees by any means or manner, the Pledgor shall assume all expenses (including but not limited to any tax, handling fee, litigation fee, attorney fee, and insurance fee for disposing the Right of Pledge) caused by such failure.

13.	Force Majeure

13.1	Force Majeure of this Agreement includes but not limited to earthquake, flood, war or act or government and any other unforeseen events and the result of such events cannot be reasonably prevented.

13.2
If any party of this Agreement fails to perform or fully perform this Agreement due to force majeure, such party shall inform the other party in writing within 5 days after the occurrence of force majeure and provide the details of such event and the certificate documents issued by relevant competent authorities, departments or notary public office regarding the impossibility of performance of part or all of this Agreement within 15 days after occurrence of force majeure.

13.3
If any party fails to perform or fully perform this Agreement due to force majeure, such party shall not assume any liability of default, however, such party shall adopt all necessary and proper measures to reduce the loss that may be imposed to the other party.

13.4	If any force majeure occurs, based on the influence of the force majeure to the performance of this Agreement, the parties shall negotiate to amend or terminate this Agreement.

14.	Governing Law

This Agreement shall be governed by and construed according to the laws of PRC.  Any dispute related to this Agreement shall be first settled by friendly negotiation between the parties.  If a settlement cannot be reached, it shall be submitted to the court of jurisdiction in the legal address of the Pledgee (the Lessor) (Jingan District, Shanghai City).

15.	Correspondence

All the notices under this Agreement shall be sent to the following addresses by messenger, fax or registered mail unless the addresses are changed through written notice.  If the notice is sent by registered mail, the acceptance date on the receipt of the registered mail shall be the delivery date; if by messenger or fax, the sending date shall be the delivery date.  If the notice is sent by fax, the original notice shall be sent to the following address through registered mail or messenger promptly after faxing.

The Pledgee (the Lessor): AVIC I International Leasing Co., Ltd.
Attention: Chen Zhongwei
Legal Address: 23 Floor CATIC Tower, 212 Jiangning Road, Jing'an District, Shanghai City.
Telephone: 021-52895393/13564227728
Fax: 021-52895389
Postcode: 200041

The Pledgor (the Lessee): Henan Shuncheng Group Coal  Coke Co., Ltd.
Registered Address: Tongye Town North, Anyang County, Anyang City, Henan Province.
Legal Address: Tongye Town North, Anyang County, Anyang City, Henan Province.
Legal Representative: Wang Xinshun
Telephone and Fax: 0372-3206736
   0372-3206721

16.	Annexes

The annexes of this Agreement are an integral part of this Agreement.

17.	Severability

If any provision of this Agreement becomes invalid or unenforceable under the due to any inconsistency with applicable laws, such provisions will only be invalid or unenforceable under the jurisdiction of such laws, and it will not affect the legal effect of other provisions of this agreement.

18.	Effectiveness

18.1
This Agreement and any amendments, supplements or changes to this Agreement shall be made in writing and signed and stamped by each party and it will come into effect after relevant registration procedures are completed with Anyang Administrative Bureau for Industry and Commerce.

18.2	This Agreement shall come into effect when all the following conditions are fully satisfied:
(1)	This Agreement is signed by the legal representatives or authorized representatives of the parties and stamped by the parties, and relevant notarial acts is completed;
(2)	The Pledgee receives the original board resolution by the board of directors / shareholder of the Pledgor which approves the guarantee under this Agreement.
This Agreement shall be executed in ten original copies in Chinese, Each original copy is equally valid.

18.3
This Agreement shall be conducted with enforceable notarization.  After enforceable notarization is conducted to this Agreement by the parties, if Henan Shuncheng Group Coal Coke Co., Ltd. (the Lessee) / the Pledgor fails to perform or fully perform its obligations under Agreement, the Pledgee (the Lessor) is entitled to apply the enforcement certificate with the notary public office and apply for enforcement with court of jurisdiction according to the notarial deed and the enforcement certificate; the Pledgor agrees to accept such enforcement.  The expenses for the notarization will be assumed by the Pledgor and paid to the Pledgee (the Lessor) on the date this Agreement is entered into.

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IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

The parties has read all the provisions of this Agreement without any objection and accurately understood all the legal relationship, relevant rights and obligations and the legal meaning of the liability provisions.

The Pledgee: AVIC I International Leasing Co., Ltd. (Stamp)
[Stamp of AVIC I International Leasing Co., Ltd. sealed here]

(Signature)]:  /s/ Zhao Changwei

The Pledgor: Henan Shuncheng Group Coal Coke Co., Ltd. (Stamp)
[Stamp of Henan Shuncheng Group Coal Coke Co., Ltd. sealed here]

(Signature):  /s/ Wang Xinshun

Annex I

Capital Contribution Certificate of Anyang Commercial Bank Co. Ltd.

Henan Shuncheng Group Coal Coke Co., Ltd. has contributed RMB 15 million Yuan, holds 9.27% of the equity in Anyang Commercial Bank Co. Ltd., of which all the 9.27% of the equity in Anyang Commercial Bank Co. Ltd. has been pledged to AVIC I International Leasing Co., Ltd..

Anyang Commercial Bank Co. Ltd. (Stamp)

Signature of Legal Representative: ___________

November 3rd, 2009

Annex II

Stock Ledger of Anyang Commercial Bank Co. Ltd.

Name of Shareholder	ID Number	Contribution Amount (ten thousand Yuan)	Proportion of Share	Status of Pledge
Henan Shuncheng Group Coal Coke Co., Ltd.		1500	9.27%	Has been pledged to AVIC I International Leasing Co., Ltd.
……
……
Total			100%

(Sample, the stock ledger issued by Anyang Commercial Bank Co. Ltd. shall prevail)

Anyang Commercial Bank Co. Ltd. (Stamp)

Signature of Legal Representative: ___________

November 3rd, 2009